EXHIBIT 10.1
                                   SUBLEASE

THIS SUBLEASE, made and entered into this 14 day of August, 1998, between RACOTEK, INC., a Delaware corporation, ("Sublessor") and GREENTREE SOFTWARE, INC., a New York corporation (Sublessee).

RECITALS:

     A. A lease ("Prime Lease") dated May 2, 1994 was made and entered into between Connecticut General Life Insurance Company, on behalf of its Closed End Real Estate Fund I, as Landlord, and Racotek, Inc., as Tenant, pertaining to Premises consisting of the entire second and sixth floors at 7301 Ohms Lane, City of Edina, County of Hennepin, State of Minnesota and is attached hereto as Exhibit B. ***

     B. The parties hereto desire that the Sublessor sublet to the Sublessee and that the Sublessee take from the Sublessor that portion of the second floor of the Premises leased under the Prime Lease containing approximately 8,899 square feet of rentable area (hereinafter referred to as the "Sublet Area" and designated "Suite 220") as depicted on Exhibit A, attached hereto.

     NOW, THEREFORE, in consideration of the foregoing premises and of the mutual covenants hereinafter contained, but subject to the consent thereto by Landlord, the Sublessor does hereby sublet to the Sublessee and the Sublessee does hereby rent and take from the Sublessor, the Sublet Area, subject to the following terms and conditions:

     1. Except for those portions of Article 5, 6, 13, 34, 35, 36, and 37 contained in the Addendum to the Prime Lease and Article 4 of the Prime Lease (hereinafter collectively referred to as the "Excluded Provisions") which shall not apply to this Sublease, all other applicable terms and conditions of the Prime Lease are incorporated into and made a part of this Sublease as if the Sublessor were the Landlord under the Prime Lease, the Sublessee was the Tenant under the Prime Lease, and the Sublet Area were the Premises under the Prime Lease. Sublessee hereby assumes and agrees to be bound by all terms, covenants, and conditions of the Prime Lease except for the Excluded Provisions and except as otherwise provided for herein.

    2. The term of this Sublease shall commence August 1, 1998, and shall terminate August 31, 2000.

    3. The Sublessee shall pay to the Landlord on behalf of the Sublessor $5,937.50 per month from August 1, 1998 to August 31, 2000, as Minimum Rent for the Sublet Area, due and payable on the first day of each month during the entire term of this Sublease. Commencing August 1, 1998, Sublessee shall also pay the Landlord on behalf of the Sublessor, as Additional Rent, its share of Real Estate Taxes and Operating Expenses pursuant to Article 6 of the Prime Lease based on 8,899 (mulitplied by a factor of 1.0675) rentable square feet for the term of this Sublease. Sublessee shall initially pay estimated 1998 Real Estate Taxes and Operating Expenses in the amount of $6,618.33 per month ($8.36 per rentable square foot per year) subject to adjustment at the end of 1998 as provided for in said Article 6.

     All rent shall be paid to the Landlord at the address set forth in Paragraph 6 hereof or at such other address and/or to such other party as the Landlord may from time to time elect by giving not less than ten (10) days advance written notice thereof to the Sublessee.

     4. The Sublessee may use the Sublet Area for the purposes stated in the Prime Lease and for no other purposes whatsoever.

     5. The Sublessee will notify the Landlord forthwith in the event of any default that occurs under the provisions of this Sublease which comes to the attention of the Sublessee, such notice to be given to the Landlord by United States Mail, registered or certified, postage prepaid, at the address provided for Landlord in the Prime Lease or as such other address as Tenant shall be advised to use by Landlord.

*** WHOCC Real Estate Limited Partnership is the current Landlord, and as such has succeeded Connecticut Life Insurance Company as the Landlord.

     6. Any notice provided for herein shall be deemed to be duly given if made in writing and delivered in person to an office of such party or mailed by first class registered or certified mail, postage prepaid, addressed as follows:

     If to Sublessor:              If to Landlord:
     Racotek, Inc.                 WHOCC Real Estate Limited Partnership
     7301 Ohms Lane, Suite 200     Attn: John F. Markey
     Edina, Minnesota 55439        Senior V.P. - East
                                   C/o WCB Properties
                                   3400 Park Lane
                                   Pittsburgh, PA 15275

     If to Sublessee:              With copy to:
     Greentree Software, Inc.      Property Manager
     7301 Ohms Lane, Suite 220     One Corporate Center IV
     Edina, MN 55439               Grubb & Ellis - 5850 Opus Pkwy
                                   Minnetonka, MN

or to such other address with respect to the parties hereto as such party shall notify the other parties hereto in writing. Any notice so given, if mailed as aforesaid, shall be deemed received the second (2nd) day after it is deposited in the United States Mail.

     7. Sublessee shall, at its expense, during the term of the Sublease, maintain public liability insurance and such other insurance coverages in the amounts required under Article 24 of the Prime Lease in one or more companies acceptable to Sublessor and Landlord, naming Sublessor, Landlord and Landlord's manager of the Building as additional insureds. No policy of insurance obtained by the Sublessee in compliance with the Prime Lease may be cancelled or terminated except upon not less than ten (10) days written notice to Sublessor and Landlord. True and correct copies of each policy of such insurance, and renewals thereof, obtained by the Sublessee in compliance with the Prime Lease shall be delivered to the Sublessor and to Landlord.

     8. Sublessee agrees to pay a leasing commission in the amount of $46,179.00 payable in full upon full execution of this Sublease. United Properties has agreed under separate agreement that half of said commission is payable to The O'Neill Real Estate Group, Sublessee's agent. Sublessee shall issue two checks of $23,089.50 each, one payable to "United" and the other payable to "O'Neill". In no event shall Sublessor have any liability whatsoever with respect to fees or commissions as a result of this Sublease. Sublessor and Sublessee acknowledge that the sum of $46,179.00 has been paid to United Properties and O'Neill Real Estate Group by Sublessee based on a lease agreement executed June 26, 1998, which specified that the sublet premises contained 10,262 square feet. By signing this Sublease agreement, Sublessor and Sublessee agree that the June 26, 1998, agreement is rescinded Sublessor and Sublessee agree that any rebate in real estate leasing commissions due as a result of this reduction in square footage actually rented shall be the property of the Sublessee.

     9. Immediately, upon the full execution of this Sublease (including the Consent by the Landlord), Sublessee agrees, at its cost, to complete the improvements set forth on Exhibit A hereof and upon the completion thereof, Sublessor shall deliver the Sublet Area to Sublessee for occupancy. Sublessee agrees that it shall make no alterations or improvements to the Sublet Area except as are consented to in writing by Sublessor and by Landlord as to the nature of such alterations or improvements and the manner of doing the work as provided for under the Prime Lease.

     10. On or before Sublessee takes possession of any portion of the Sublet Area (the "Delivery Date") Sublessee, at its sole cost and expense, shall deliver to Sublessor a certificate of deposit from a bank (which is reasonably acceptable to Sublessor) in the principal amount of not less than $27,125.89 (the "BANK CD"). The Bank CD shall be accompanied by an agreement (in form satisfactory to Sublessor and its legal counsel) pledging the Bank CD jointly to Sublessor and Landlord as security for the prompt, full and faithful performance by Sublessee of the terms and provisions of this Sublease Agreement (the "PLEDGE AGREEMENT"). At the time of delivery of the Bank CD and Pledge Agreement, a UCC-1 financing statement (in form acceptable to Sublessor, Landlord and its legal counsel) shall be executed by Sublessee and delivered to Sublessor (the "FINANCING STATEMENT").

     Notwithstanding any provision to the contrary contained within this Sublease, upon the occurrence of a default by Sublessee in the payment of rent or of any other default by Sublessee pursuant to the terms of this Sublease, Sublessor may foreclose on the Bank CD, including liquidating the Bank CD, by giving (5) days' written notice to Sublessee. Sublessee acknowledges and agrees that the compliance with the notice provisions of this sublease for default plus the giving of said (5) days' notice prior to foreclosure shall be commercially reasonable notice to Sublessee. Sublessor may apply all or a part of the proceeds from said Bank CD to the payment of the amount of any monetary default. No foreclosure upon the Bank CD or otherwise converting the Bank CD to cash or the use of the proceeds thereof shall be deemed a waiver by Sublessor of any default by Sublessee under any provision of the Sublease, nor shall the use thereof prevent Sublessor from exercising any other right or remedy provided in the Sublease or under any law, nor shall the same be construed as liquidated damages. In the event of any such foreclosure and/or conversion to cash, Sublessor shall not be responsible for and Sublessee hereby indemnifies Sublessor against any claims resulting from any penalties, fees or charges imposed by the bank issuing the Bank CD with respect to early withdrawal or other otherwise imposed in connection with the cashing of the Bank CD.

     Sublessee acknowledges and agrees that if the Bank CD, Pledge Agreement and Financing Statement are not delivered to Sublessor by the Delivery Date, then Sublessor may, at its option, terminate this Sublease by giving written notice to Sublessee.

     11. Sublessor promises and agrees that it will not make any change, alteration or termination of the underlying Prime Lease, as it affects the space described in this Sublease without obtaining the prior written approval of the Sublessee.

     12. Sublessor and Landlord agree that the Sublessee shall have right to standard signage for the "Building" including but not limited to inclusion in the Building's tenant directory and hallway signage sufficient to direct visitors to Sublessee's Space. Said signage costs shall be the responsibility of Sublessee.

     13. Sublessee agrees not to assign, sublet, license, mortgage or encumber this Sublease, whether by voluntary act, operation of law or otherwise without the specific prior written consent of Sublessor and Landlord which consent shall not be unreasonably withheld or delayed.
Consent by Sublessor and Landlord in one such instance shall not be a waiver of Sublessor's or Landlord's rights under this paragraph as to requiring consent for any subsequent instance. In the event Sublessee desires to sublet a part or all of the Premises, or assign this Sublease Agreement, Sublessee shall give written notice to Sublessor and Landlord at least thirty
(30) days prior to the proposed subletting or assignment, which notice shall state the name of the proposed subtenant or assignee, the terms of any sublease or assignment documents and copies of financial information of the proposed subtenant or assignee. At Landlord's option, any and all payments by the proposed assignee or sublessee with respect to the assignment or sublease shall be paid directly to the Landlord. In any event no subletting or assignment shall release Sublessee of its obligation to pay the rent and to perform all other obligations to be performed by the Sublessee hereunder for the Term of this Sublease. The acceptance of rent by Landlord from any other person shall not be deemed to be a waiver by Landlord of any provision hereof.

     IN WITNESS WHEREOF, each of the parties hereto has caused their presence to be duly executed as of the day and year first above written.

          SUBLESSOR:                      SUBLESSEE:

          RACOTEK, INC.                   GREENTREE SOFTWARE, INC.
          /s/ Ian L. Nemerov              /s/ Joseph D. Mooney



          By ______________________       By ________________________
             Ian L. Nemerov                  Joseph D. Mooney
             Secretary and Attorney          Chief Executive Officer

                              CONSENT OF LANDLORD

A. The undersigned Landlord does hereby consent to the above Sublease provided, however, in no event shall: (i) the Tenant under the Prime Lease be in any way whatsoever relieved of its obligations to keep and perform promptly each of the terms, covenants and conditions to be kept or performed by it under the Prime Lease, or (ii) the terms, covenants or conditions of the Prime Lease be, in any manner whatsoever, amended or otherwise changed or
(iii) the undersigned be deemed to consent to any further subletting or assignment under the Prime Lease, or (iv) the acceptance of rent by the Landlord be deemed to create privity of contract by and between Sublessee and Landlord. This consent shall not be effective unless Sublessee delivers to Landlord, prior to taking possession of the Sublet Area, evidence that Sublessee is in full compliance with all insurance requirements of the Prime Lease including but not limited to the requirement that the Landlord and Landlord's manager of the Building are named as an additional insured in all insurance policies required under the Prime Lease.

B. Landlord agrees that so long as Sublessee pays the Minimum Rental and the Additional Rental as provided for in Paragraph 3 of this Sublease, that the obligations of Sublessor under the Prime Lease shall be credited in the amounts provided for in said Paragraph 3.

LANDLORD:

WHOCC REAL ESTATE LIMITED PARTNERSHIP,
a Delaware limited partnership

By:  WHOCC Gen-Par, Inc., a Delaware corporation,
     general partner

/s/ John F. Markey



By: _______________________
       John F. Markey
       Senior Vice President - East

                                  SECURITY AGREEMENT

          THIS SECURITY AGREEMENT, dated August 18, 1998 (the "Security Agreement"), from Greentree Software, Inc., a New York corporation (the "Debtor") to Racotek, Inc. ("Racotek"), WHOCC Real Estate Limited Partnership ("WHOCC") and General Electric Capital Corporation ("GECC").

                                     RECITALS:

          A. Debtor, as Subtenant and Racotek, as Sublessor, entered into a Sublease Agreement dated August 14, 1998 (together with all related documents, the "Sublease") for space at 7301 Ohms Lane, Edina, Minnesota (the Subleased Premises").

          B. Debtor and Sublessor have agreed to enter into this Security Agreement to secure Debtors obligations under the Sublease (hereafter the "Obligations") and Racotek's obligations under the Lease Agreement between Racotek and Connecticut General Life Insurance Company on behalf of its Closed End Real Estate Fund I. WHOCC has, since the date of said Lease, succeeded Connecticut General Life Insurance Company as the Landlord of above property.

          C. WHOCC and GECC entered into a loan transaction evidenced by, among other things, a Loan Agreement dated as of March 2, 1998 (the "Loan") whereby GECC requires a security interest in all of WHOCC's real and personal property, including the Collateral (hereinafter defined). While any portion of the Loan remains outstanding, the term "Secured Party" means either or all of Racotek, WHOCC and GECC, as context may require. When the loan has been paid in full and thereafter, the term "Secured Party" shall mean Racotek and WHOCC only (or their agents), upon notice by GECC to the Bank (as hereinafter defined).

          NOW THEREFORE, in consideration of the foregoing and the terms and conditions hereafter set forth, Debtor agrees as follows:

          1.   SECURITY INTEREST   As security for the Obligations, Debtor
hereby grants Secured Party as security interest in the following described property:

          All interest of Debtor in and to that certain $27,125.89 Certificate of Deposit, in the name of the Debtor, No.500101311-20 Issued by F & M Alliance Bank. ("Bank") together with all replacements and substitutions therefor, all interest paid or payable thereon, and all precedes thereof (hereinafter referred to in the aggregate as "Collateral").

          2. REPRESENTATIONS AND WARRANTIES. Debtor represents and warrants to Secured Party that:

          (a) Debtor has duly exercised all requisite power and authority to enter in to this Agreement, to pledge its respective interest in the Collateral and to carry out the transactions contemplated in this Security Agreement; and

          (b) The Collateral shall be reissued and shall remain in Debtor's name; provided, however, that until the Obligations have been paid in full, Secured Party shall remain in physical possession of the Collateral; and

          (c) The Collateral is owned by the Debtor free of any pledge, mortgage, hypothecation, lien, charge, encumbrance or security interest, except for that granted hereunder and shall only be returned to Debtor in accordance with the terms of the Sublease and this Security Agreement; and

          (d) The execution and delivery of this Agreement, and the performance of its terms, will not result in any violation of any provision or constitute a default under the terms of any other agreement, indenture, or other instrument, license , judgment, degree, order, law, statute, ordinance or other governmental rule or regulation, applicable to Debtor or any of its property; and

          (e) Upon delivery of the Collateral to Secured Party, this Agreement shall create a valid first lien upon and a perfected security interest in the Collateral and the proceeds thereof, subject to no prior security interest, lien, charge or encumbrance or agreement purporting to grant a security interest in Collateral or any part thereof; and

          (f) The Collateral shall be issued only by the Bank. Upon the maturity date of the Collateral, the Collateral shall be paid to Debtor, provided that (1) Debtor delivers to both Secured Party and the Bank written notice of such withdrawal, either by (a) telecopy (confirmed receipt) or (b) registered or certified, first class mail, return receipt requested, at least ten (10) days prior to the maturity date of the Collateral; PROVIDED, HOWEVER, that any notice send pursuant to CLAUSE (1) (b) above, shall be deemed received three days following deposit in the mail; and (2) Secured Party has not notified the Bank within ten (10) days prior to the maturity date of the Collateral that proceeds of the Collateral should not be released to Debtor. The notification in clause 2 above may only be issued by Secured Party if Debtor is in default under the Sublease.


3.   COVENANTS.     Debtor agrees as follows:

          (a) If Debtor shall receive any or all of the Collateral (except as provided by paragraph 2(f) above), it will receive it as the Secured Party's agent, in trust for the Secured Party, and shall immediately deliver such Collateral (1) to GECC, for so long as the Loan remains outstanding, or
(2) to Racotek and WHOCC, once the Loan is no longer outstanding, and, in either event, GECC, Racotek and/or WHOCC shall hold such Collateral, subject to the terms hereof, as part of the Collateral.

          (b) Debtor acknowledges that WHOCC has assigned a security interest in the Collateral to GECC. Debtor further acknowledges that GECC, for so long as the Loan remains outstanding, shall have the authority to act as Secured Party and enforce the rights thereof.

          (c) Upon the occurrence of a default by Debtor of the Obligations, and upon prior notice to the Debtor as described in paragraph 3(h) hereof, the Secured Party may, without further demand of performance or other demand, advertisement, or notice of any kind, to our upon Debtor or any other person (all of which are, to the extent permitted by law, hereby expressly waived), forthwith realize upon the Collateral by notifying Bank of such default and by instructing Bank to liquidate the Collateral , and Secured Party shall apply the needed funds from such liquidation to cure all existing defaults. Any disposition made in accordance with the provisions of this paragraph shall be deemed to have been commercially reasonable. Should Debtor be determined to have an interest in the Collateral, Debtor hereby authorizes Secured Party to make any needed endorsements in Debtor's name, to the extent that such endorsements shall be deemed necessary to transfer funds to Secured Party but only of the purposes of this Section 3(c).

          (d) If the Secured Party disposes of any of the Collateral, the proceeds of such disposition shall be applied as set forth in Minnesota Statutes 336.9-504.1. Debtor specifically grants to the Secured Party the right to apply such proceeds to reasonable attorney's fees and legal expenses incurred by Secured Party in connection with negotiation with Debtor and their representative, successor or assigns, collection of the Obligations, or protection of Secured Party's position.

          (e) Debtor hereby covenants that, until all of the Obligations have been satisfied in full, it will maintain at the Bank the Collateral in the Minimum CD Amount, that it will not sell, convey or otherwise dispose of any of its interest in the Collateral or any interest therein or create, incur, or permit to exist any pledge, mortgage, lien, charge, encumbrance or any security interest whatsoever in or with respect to any of the Collateral or the proceeds thereof, other than that created hereby. All interest owed and payable on the Collateral may be released and paid to Debtor (1) to the extent such interest is not needed to maintain the Minimum CD Amount of the Collateral and (2) in accordance with paragraph 2(f) above.

          (f) Debtor warrants and will, at its own expense, defend its right, title, special property and security interest in and to the Collateral against the claims of any person, firm, corporation or other entity.

          (g) Debtor, by entering into the Security Agreement and negotiating the terms hereof, hereby waives any rights it may have to demand any notices other than those provided for herein or required by law and any right to a hearing as a condition precedent to Secured Party's exercise of its rights hereunder.

          (h) The Secured Party shall give Debtor ten (10) days prior notice of any intended disposition of any of the Collateral and such notification shall be deemed reasonably and properly given if sent at least ten (10) days before such disposition, and sent postage prepaid, certified, or registered mail and addressed to Debtor at 7301 Ohms Lane, Edina, Minnesota 55439.

          (i) No delay or failure by the Secured Party in the exercise of any right or remedy shall constitute a waiver thereof, and no single or partial exercise by the Secured Party of any right or remedy shall preclude other or further exercise thereof or the exercise of any other right or remedy.

          (j) This Security Agreement and the rights and obligations of the parties hereunder shall be construed and governed by the laws of the State of Minnesota and shall be binding upon and inure to the benefit of the parties hereto and their successors and assigns.

     4.   TERMINATION.   Upon payment or performance by Debtor of all of the
Obligations, this Security Agreement shall be automatically terminated without any action by the parties and shall be of no further force or effect at which time the Collateral and all proceeds thereof, together with any accrued interest shall be deemed released from this Security Agreement. In accordance herewith, upon payment or performance by Debtor of all of the Obligations, Secured Party shall issue to the Bank, if so requested by the Bank, a notice in a form substantially similar to the Form of Notice to F&M Alliance Bank of Transfer of Interest in CD in Exhibit A (attached hereto and made a part hereof by this reference), such that right, title and interest in the Collateral shall be transferred to Debtor.

     5.   INDEMNITY.     The undersigned have requested that Bank sign the
acknowledgement and agreement by Bank set forth below (the "Acknowledgement"), and Debtor, Racotek and WHOCC do hereby agree jointly and severally to indemnify the Bank and its directors, officers, employees and agents (collectively, the "Indemnified Parties") and hold the Indemnified Parties harmless against all losses, damages, claims, liabilities, costs, and expenses, including legal fees and expenses, (collectively "Damages") incurred or paid by any of the Indemnified Parties under or in connection with the Acknowledgement or this Security Agreement, except Damages arising our of the intentional misconduct or gross negligence of any of the Indemnified Parties. Any amount owed to the Bank hereunder may be set off against the Collateral. Debtor agrees that the Bank shall have no obligation to inquire into the propriety of any request by Secured Party for a withdrawal of any of the Collateral, and that the Bank may honor any such requests without the consent of or notice to Debtor.

6.   RELEASE.       Upon satisfaction of WHOCC'S Obligations (as that term is
defined in the Loan Agreement dated as of March 2, 1998, in connection with the loan), GECC (or its successors in interest), upon written request of WHOCC, will release all of its claim to and interest in the Collateral by issuing to the Bank a notice in a form substantially similar to the Form of Notice to F&M Alliance Bank of Transfer of Interest in CD in EXHIBIT A (attached hereto and made a part hereof by this reference); PROVIDED, HOWEVER, failure by GECC to release its interest in the Collateral will not affect Debtor's right to receive proceeds under Section 2(f) above.

IN WITNESS WHEREOF, Racotek, WHOCC and Debtor have caused this Security Agreement to be duly executed and delivered as of the date first above written.

SECURED PARTY:                     DEBTOR:

RACOTEK, INC.                           GREENTREE SOFTWARE, INC.
A Delaware corporation                  a New York corporation

By: /s/ Ian Nemerov                     By: /s/ Philip D. Wolf
   -----------------------------------     --------------------------------
Name: Ian Nemerov                       Name: Philip D. Wolf
     ---------------------------------       ------------------------------

Its: Secretary and Attorney             Its: Chief Financial Officer
    ----------------------------------      -------------------------------

WHOCC REAL ESTATE LIMITED PARTNERSHIP,
A Delaware limited partnership

By: WHOCC Gen-Par, Inc.
     A Delaware corporation
     Its General Partner

     By: /s/ John F. Markey
        ------------------------------

     Name: John F. Markey
          ----------------------------
     Its: Senior Vice President - East
         -----------------------------

                        ACKNOWLEDGEMENT AND AGREEMENT BY BANK

     Bank hereby acknowledges the existence of the foregoing Amended Security Agreement and agrees all requests by Secured Party (including, as applicable, by GECC only) to liquidate the Collateral (including the right to withdraw funds prior to the maturing and any applicable certificate of deposit subject to the payment of any early withdrawal penalty) will be honored by Bank and that Bank will forward all or any portion of the proceeds of the Collateral to Secured Party at Secured Party's written request. Until Secured Party acknowledges in writing to Bank the complete satisfaction of the Obligations, Bank agrees that it will not forward the Collateral including any substitution or replacements thereof or any proceeds therefrom to any party without the written consent of Secured Party except that Bank may forward to Debtor any proceeds therefrom exceeding the then Minimum CD Amount in accordance with the procedures set forth in paragraph 2 (f) of the Security Agreement. Bank further acknowledges that, upon receipt of a notice from GECC (or its successor in interest) in a Form of Notice to F&M Alliance Bank of Transfer of Interest in CD in EXHIBIT A (attached hereto and made a part of hereof by this reference), GECC will lose all of its interest in the Collateral.

                              F & M ALLIANCE BANK

                              By:
                                 ------------------------------------------
                              Its:
                                  -----------------------------------------

                                      EXHIBIT A

        FORM OF NOTICE TO F & M ALLIANCE BANK OF TRANSFER OF INTEREST IN CD
                                 [ATTACHED HERETO]

                       [FORM OF NOTICE TO F&M ALLIANCE BANK
                           OF TRANSFER OF INTEREST IN CD]


                        General Electric Capital Corporation
                                292 Long Ridge Road
                                 Stamford, CT 06927

F & M Alliance Bank

-----------------------------
-----------------------------
Attn:
     ------------------------


               Re: Issuance of Certificate of Deposit No. [500101311-20 (or replacement thereof)] (the "Certificate of Deposit")

Ladies and Gentleman:

     WHOCC currently has possession of the Certificate of Deposit for security interest purposes in connection with a loan pursuant to a Loan Agreement dated as of March 2, 1998, by and between GECC and WHOCC. We hereby inform you that the Obligations of (WHOCC Real Estate Limited Partnership, Racotek, Inc., Greentree Software, Inc. or a successor in interest of any of the above) have been satisfied and we hereby release relinquish all of our interest in the CD and direct you to comply with (WHOCC, Racotek or Greentree's instructions regarding the CD.

     By singing below, GECC releases any and all interest it has in the CD to (WHOCC, Racotek, Greentree or successor in interest).

                              Sincerely,
                              GENERAL ELECTRIC CAPITAL
                              CORPORATION
                              A New York corporation

                              By:
                                 -----------------------------------------
                              Name:
                                   ---------------------------------------
                              Its:
                                  ----------------------------------------